CONSENT OF INDEPENDENT ACCOUNTANTS

                              -------------------

We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 333-45675) of our report dated April 22, 1998 on our audit of the statement of assets and liabilities of Euclid Market Neutral Fund, a series of Euclid Mutual Funds.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Investment Management And Other
Services-Independent Accountants."

                                                Coopers & Lybrand L.L.P.

New York, New York
April 23, 1998